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                                                                    EXHIBIT 10.5


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 11th day of September, 1996, to be effective as of September 11, 1996, (the "effective" date) by and between Continucare Corporation, a Florida corporation ("Company"), and Operational Consultants, Inc., a Florida Corporation (the "Consultant").

                                    Recitals

         A. The Board of Directors of the Company (the "Board") believes that the Consultant can contribute its expertise and services to the growth and success of the Company.

         B. The Board has determined that this Consulting Agreement will reinforce and encourage the Consultant's devotion of its expertise and services to the Company.

         C. The Consultant is willing to make its services and expertise available to the Company on the terms and conditions hereinafter set forth.

         D. In consideration for this Agreement, and as part of the merger of the Company, Consultant is willing to enter into certain restrictions regarding the ownership of stock in the Company as hereinafter set forth.

                                   AGREEMENT

         NOW, THEREFORE, it is agreed as follows:

         1. Appointment of Consultant; Supervision. The Company appoints the Consultant and the Consultant accepts appointment upon the terms and subject to the conditions provided in this Agreement as a consultant to the Company's business, including any other corporations or other entities hereafter formed or acquired by the Company to engage in such business. The activities of the Consultant to be performed under this Agreement shall be subject to the supervision of the Chairman of the Board and the Board and the policies of the Board in effect from time to time.

         2. Duties of Consultant. The Consultant shall render consulting services to the Company as reasonably requested by the Company and as agreed to by the Consultant from time to time with respect to overall operational oversight of clinical, marketing, community outreach, and facility/program-based financial management. The Consultant shall render its services in adherence to the Compliance Program of the Company and all applicable state and federal laws. The Consultant shall make periodic reports to the Board and senior management of the Company with respect to the consulting services provided hereunder. The Consultant shall (i) give the Company the benefit of its special knowledge, skill, contacts and business expertise, (ii) keep reasonably informed as to the operations of the Company's business, and (iii) promote the Company's financial welfare.

                 2.1 Performance of Duties of Consultant. All services performed by Consultant shall be performed by Douglas Miller, or a designee approved in writing by the Company, prior to the appointment of such designee.

         3. Other Terms and Benefits. The Company acknowledges and agrees that (i) the Consultant shall devote as much time as requested by the Company to the affairs of the Company in accordance with Section 2 and (ii) subject to material compliance with the provisions of this Agreement, the Consultant shall have the right to be employed by or render consulting services to other persons, or engage in the business of consulting for its own account, so long as it does not compete with the business of the Company.

         4.      Reimbursement of Expenses; Independent Contractor.  The
Company agrees to provide appropriate office space to the Consultant. All expenses incurred by the Consultant in the performance of its duties under and during the term of this Agreement shall be for the account of, on behalf of, and at the expense of, the Company only if approved in writing by the Company prior to the time that the expenses are
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incurred.  The Consultant shall not be obligated to make any advances to or for the account of the Company or to pay any sums nor shall the Consultant be obligated to incur any liability or obligation for the account of the Company. The Consultant shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed to (i) create a partnership or joint venture between the Company or any of its Affiliates and the Consultant or any of his Affiliates, or (ii) constitute the Consultant as an employee, officer or agent of the Company or any other entity. The Consultant agrees to file all tax returns and pay all taxes arising out of his payments pursuant to this Agreement and to indemnify the Company for any failure on his part to do so.

         5. Consulting Fee. As compensation for the services to be performed hereunder, the Company shall pay the Consultant, semi-monthly, at a rate of Three Hundred Twenty-Five Thousand and No/Cents Dollars [$325,000] per annum.

         5.1 Cost of Living Increase. Commencing September 11, 1997, and each Anniversary Date thereafter during the Term, the Consulting Fee shall be increased, but shall not be decreased, by that percentage by which the Consumer price Index (All Items less Shelter), Urban Wage earners and Clerical Workers, for the Miami, Florida area published by the United States government (the "Index") for the immediately preceding calendar year exceeds such Index for the next preceding calendar year. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the Miami, Florida area as computed and published by an agency of the United States government or, if no such agency computes and publishes such statistics, by any regularly published national financial periodical that does compute and publish such statistics.

         6. Term. This Agreement shall commence as of the Effective Date and shall remain in effect for a period of three (3) years from the Initial Term. Upon termination of this Agreement, all materials in the Consultant's possession which contain Confidential Information (as defined in Section 7 below), and all other materials or equipment of the Consultant, shall be returned to the Company, whether or not such Confidential Information or other materials or equipment were developed by the Company or by the Consultant in connection with the performance of his services hereunder.

         7. Protection of Confidential Information; Non-Competition. The Consultant agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company places the Consultant in a position of confidence and trust with partners, customers, suppliers and consultants of the Company. The Consultant further acknowledges that the performance of the Consultant's duties and responsibilities under this Agreement may require the disclosure to the Consultant of confidential information and trade secrets of the Company (such as, without limitation, strategies, projections, marketing plans, budgets and policies). The Consultant and the Company agree that, in the course of engagement hereunder, the Consultant will continue to develop a personal relationship with the Company's partners, suppliers and customers and a knowledge of such partners', suppliers' and customers' affairs and requirements which may constitute the Company's primary and only contact with such partners, suppliers or customers. The Consultant consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that the Consultant make the covenants contained herein and that the covenants are given as an integral part of and incident to the transactions contemplated by this Agreement. Accordingly, the Consultant agrees as follows:

                 (a) Trade Secrets. The Consultant agrees not to reveal to any person, association or company, or use or otherwise exploit for the Consultant's own benefit or for the benefit of anyone other than the Company, whether during or after the termination of the Consultant's duties as a Consultant, any of the Confidential Information (as defined below) concerning the organization, business or finances of the Company or any of its affiliates so far as they have come or may come to the Consultant's knowledge at any time, except as may be required in the ordinary course of performing the Consultant's duties as a consultant of the Company, and the Consultant shall keep secret all matters entrusted or known to the Consultant and shall not use or attempt to use any such Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company or its affiliates. "Confidential Information" shall include, without limitation, any patent applications, "know-how," trade secrets, customer lists, details of the Company's financial or other information, consulting contracts, pricing policies, operational methods specific to the Company, marketing plans or strategies specific to the Company, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit, financial and other data concerning customers, business acquisition plans or any portion or phase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source or object codes), processes, procedures, formulas or improvements of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof.





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                 (b)      Non-Competition.  While providing services as
described in this Agreement to the Company, and for a period of two years following the termination of Consultant's Agreement hereunder, (other than a termination without cause, as contemplated in Section 8.1 hereof) the Consultant shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer director, partner, agent security holder, creditor, consultant or otherwise) that directly or indirectly engages primarily in the healthcare business (the Business") in competition with the Company or its "affiliates" (as such term is defined in Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended) or otherwise similar to the business of the Company and its affiliates in Florida or in any other state in which the Company and/or its affiliates are conducting business at the time of termination.

                 (c) Equitable Relief. The Consultant agrees that the restrictions contained in this Agreement, including this Section 7, are reasonable and necessary protections of the legitimate interests of the Company, that any breach of this Agreement by the Consultant could cause irreparable damage to that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the Consultant's obligations hereunder without the necessity of posting a bond.

                 (d) Independent Covenant. The provisions of this Section 7 are deemed an independent agreement, valid consideration for which is acknowledged and received by the Consultant, and will be enforceable regardless of any breach by the Company of the provisions of this Agreement.

                 (e) Survival. The obligations of the Consultant under this Section 7 shall survive the termination of this Agreement.

         8.      Termination.

         8.1 Termination Without Cause By The Company. The Company shall at all times have the right to terminate the Consultant's engagement without cause upon 30 days' prior written notice to the Consultant; however, the Company agrees to pay to the Consultant the remainder of its Consulting Fee, consisting of the Initial Term, as described in Section 5, on a semi-monthly basis through the end of the Initial Term.

         8.2 Termination For Cause By The Consultant. The Company shall, at all times, have the right upon written notice to the Consultant, to terminate the Consultant's employment hereunder for "Cause" (as hereinafter defined). For the purpose of this Agreement, the term "Cause" shall mean subject to Section 2 of this Agreement (i) the willful failure or refusal of the Consultant to perform the duties or render the services assigned to him from time to time by the Company; (ii) the conviction of the Consultant, or Douglas Miller, in connection with a felony; (iii) the association, directly or indirectly of the Consultant, or Douglas Miller, for his profit or financial benefit, with any person, firm, partnership association, entity or corporation that competes in any material way with the Company; (iv) the disclosing or using of any material trade secret or confidential information of the Company at any time by the Consultant except as required in connection with his duties to the Company; (v) failure of the Consultant to adhere to the Compliance program of the Company and all applicable state and federal laws
(vi) Douglas Miller fails to own 100% of the outstanding shares of the Consultant with anyone other than Holly Miller, (vii) the death or catastrophic disability of Douglas Miller, or (viii) the breach by the Consultant of the terms and conditions of this Agreement and the failure of the Consultant to cure such breach within five (5) days written notice to the Consultant. Upon any termination under this Section 8.2, the Consultant shall be entitled to the compensation referred to in Section 5 above to the date of termination, and the Company shall have no further liability hereunder, subject, however, to the provisions of Section 4.

         8.3 Termination By The Consultant. The Consultant shall, at all times, have the right to terminate the Consultant's engagement hereunder upon 180 days' prior written notice to the Company. Upon any termination pursuant to this Section 8.3, the Consultant shall be entitled to the compensation referred to in Section 5 above to the date of termination, and the Company shall have no further liability hereunder, subject, however, to the provisions of Section 4.

         9. Severability. The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this





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Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then be in effect.

         10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

         12. Assignment. Consultant may not assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of its respective rights or obligations hereunder, without the written consent of the Company which may be denied in the absolute discretion of the Company. This Agreement shall inure to the benefit of the Company and its successors and assigns and persons acquiring, whether by merger, consolidation, purchase of assets or stock or otherwise, all or substantially all of the Company's assets.

         13. Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing making specific reference to this Agreement and agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement embodies the entire agreement and understanding of the parties hereto concerning the subject matter of this Agreement, and supersedes and replaces all prior agreements and replaces all prior agreements, understandings and commitments with respect to such subject matter.

         14. Litigation. All disputes arising in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association (the "Rules") by three (3) arbitrators appointed in accordance with said Rules. Any such arbitration shall be held pursuant to the laws of the State of Florida unless the parties hereto mutually agree in writing upon some other location for arbitration. The arbitrators shall not be empowered to award punitive, exemplary and/or consequential damages to any party. There shall be no consolidation of this arbitration with any other dispute or proceeding involving third parties. The provisions of this Agreement shall prevail in case of inconsistency between the Rules and this Agreement.

         15. Stock. As further consideration for the company's appointment of the Consultant, the Consultant agrees that Douglas Miller or his affiliates will not sell an amount of stock of the Company in excess of eighty thousand (80,000) shares within any thirty (30) day period of time. If Company is sold, merged or upon a change of control, or subsequent public offering, Douglas Miller will be subject to the same rights and restrictions as a founding shareholder or insider under SEC rules.

         16. Notices. All notices, demands, consents, approvals and requests given by either party to the other hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

         If to the Company:                  If to the Consultant:
         Continucare Corporation             Doug Miller
         100 Southeast Second Street         303 Egret Lane
         Miami, FL 33131                     Ft. Lauderdale, FL 33327

Any party may at any time change its or his respective address by sending written notice to the other party of the change in the manner hereinabove prescribed.

             17. Access to Records. In the event any governmental agency or its duly authorized representative is entitled to access to any books, documents, papers and records of the Consultant involving transactions pertaining to this Agreement, the Consultant agrees to make the same available for inspection in accordance with the terms and requirements of applicable laws and regulations.

            18. Indemnification. The Consultant agrees to indemnify and hold the Company harmless from any claims, liabilities, judgments, losses, costs, penalties, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Company as a result of the services provided by the Consultant hereunder (the "Damages"). The Company shall have the right to offset the Damages against the payments due to the Consultant hereunder.





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         20.     Attorneys' Fees.  In the event that a suit for the collection of any damages resulting from or for the injunction of any action constituting a breach of any of the terms or provisions of this Agreement, then the prevailing party shall pay all reasonable costs, fees (including reasonable attorneys' fees) and expenses of the non-prevailing party.

         21. Non Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             CONTINUCARE CORPORATION



                                          By:  /s/ Charles M. Fernandez
                                             -----------------------------------
                                               Charles M. Fernandez
                                               Chief Executive Officer
                                               Continucare Corporation


By: /s/ Douglas Miller                    By:  /s/ Douglas Miller
   -----------------------------------       -----------------------------------
   Douglas Miller                              Douglas Miller
   Personally as to Section 15, Stocks         President
                                ------         Operational Consultant





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